Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

THIRD QUARTER FISCAL 2014 OPERATING RESULTS

Uncasville, Connecticut, July 29, 2014 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today the operating results for its third fiscal quarter ended June 30, 2014.

“Although we were able to gain market share in both Connecticut and Pennsylvania during the quarter, the overall lack of confidence in the economy and decline in discretionary dollars continue to be a challenge,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “However, we remain focused on improving efficiencies at our properties to reflect the current environment. In addition, we are aggressively pursuing opportunities for gaming licenses in new markets such as Revere and Philadelphia, both of which are expected to be resolved in the not too distant future, as well as the Catskills, which is on a slightly longer timeframe.”

Consolidated operating results for the third quarter ended June 30, 2014 (unaudited):

•	Net revenues of $326.3 million, a 5.2% decrease from the third quarter of fiscal 2013

•	Gaming revenues of $284.8 million, a 6.5% decrease from the third quarter of fiscal 2013

•	Gross slot revenues of $199.9 million, a 6.9% decrease from the third quarter of fiscal 2013

•	Table game revenues of $81.9 million, a 5.0% decrease from the third quarter of fiscal 2013

•	Non-gaming revenues of $67.0 million, a 2.9% increase over the third quarter of fiscal 2013

•	Adjusted EBITDA, a non-GAAP measure described below, of $69.1 million, an 18.7% decrease from the third quarter of fiscal 2013

•	Income from operations of $49.0 million, a 23.7% decrease from the third quarter of fiscal 2013

•	Net income attributable to the Authority of $13.9 million, a 37.7% decrease from the third quarter of fiscal 2013

The reductions in Adjusted EBITDA and income from operations primarily resulted from lower slot revenues at Mohegan Sun due to lower slot volumes. We believe slot volumes at both Mohegan Sun and Mohegan Sun at Pocono Downs were negatively impacted by a continued sluggish regional economic environment and competitive gaming markets. The declines in Adjusted EBITDA and income from operations also reflected increased Corporate expenses resulting from our pursuit of a Massachusetts casino license, as well as lower table game revenues at Mohegan Sun. The reduction in net income resulted from the decline in income from operations, partially offset by lower interest expense.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2014	June 30, 2013	Variance	Percentage Variance

Adjusted EBITDA	$63,746	$74,790	$(11,044)	(14.8%	)
Income from operations	$47,088	$57,396	$(10,308)	(18.0%	)
Operating costs and expenses	$201,778	$209,303	$(7,525)	(3.6%	)
Net revenues	$248,866	$266,699	$(17,833)	(6.7%	)
Gaming revenues	$213,600	$232,161	$(18,561)	(8.0%	)
Non-gaming revenues	$55,186	$55,274	$(88)	(0.2%	)

The declines in Adjusted EBITDA and income from operations were primarily attributable to lower slot revenues driven by a reduction in slot volumes. We believe slot volumes were negatively impacted by a continued sluggish regional economic environment and a competitive gaming market in Connecticut. The declines in Adjusted EBITDA and income from operations also reflected lower table game revenues. These results were partially offset by lower payroll costs and casino marketing and promotional expenses. Adjusted EBITDA margin decreased to 25.6% for the quarter ended June 30, 2014 from 28.0% in the third quarter of fiscal 2013.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2014	June 30, 2013	Variance	Percentage Variance

Slots:
Handle	$1,783,186	$1,923,281	$(140,095)	(7.3%	)
Gross revenues	$143,698	$158,129	$(14,431)	(9.1%	)
Net revenues	$138,304	$152,086	$(13,782)	(9.1%	)
Free promotional slot plays (1)	$18,279	$17,624	$655	3.7%
Weighted average number of machines (in units)	5,448	5,530	(82)	(1.5%	)
Hold percentage (gross)	8.1%	8.2%	(0.1% )	(1.2%	)
Win per unit per day (gross) (in dollars)	$290	$314	$(24)	(7.6%	)

Table games:
Drop	$437,992	$467,768	$(29,776)	(6.4%	)
Revenues	$71,384	$76,176	$(4,792)	(6.3%	)
Weighted average number of games (in units)	292	284	8	2.8%
Hold percentage (2)	16.3%	16.3%	—	—
Win per unit per day (in dollars)	$2,685	$2,944	$(259)	(8.8%	)

Poker:
Revenues	$2,262	$2,314	$(52)	(2.2%	)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$592	$606	$(14)	(2.3%	)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2014	June 30, 2013	Variance	Percentage Variance

Food and beverage:
Revenues	$15,799	$15,341	$458	3.0%
Meals served	767	708	59	8.3%
Average price per meal served (in dollars)	$15.75	$16.38	$(0.63)	(3.8%	)

Hotel:
Revenues	$10,855	$10,318	$537	5.2%
Rooms occupied	104	104	—	—
Occupancy rate	97.8%	96.7%	1.1%	1.1%
Average daily room rate (in dollars)	$97	$95	$2	2.1%
Revenue per available room (in dollars)	$95	$92	$3	3.3%

Retail, entertainment and other:
Revenues	$28,532	$29,615	$(1,083)	(3.7%	)
Arena events (in events)	29	26	3	11.5%
Arena tickets	178	174	4	2.3%
Average price per Arena ticket (in dollars)	$55.28	$61.45	$(6.17)	(10.0%	)

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2014	June 30, 2013	Variance	Percentage Variance
Adjusted EBITDA	$13,012	$15,730	$(2,718)	(17.3%	)
Income from operations	$9,936	$12,435	$(2,499)	(20.1%	)
Operating costs and expenses	$67,258	$64,793	$2,465	3.8%
Net revenues	$77,194	$77,228	$(34)	(0.0%	)
Gaming revenues	$71,201	$72,421	$(1,220)	(1.7%	)
Non-gaming revenues	$11,487	$9,457	$2,030	21.5%

The reductions in Adjusted EBITDA and income from operations resulted from the increase in operating costs and expenses primarily due to additional costs and operating expenses necessary to support our new hotel and convention center. The increase in operating costs and expenses also reflected higher Pennsylvania regulatory fee assessments which were temporarily suspended in the third quarter of fiscal 2013. In addition, we believe Adjusted EBITDA and income from operations were negatively impacted by an overall sluggish economic environment within the Commonwealth of Pennsylvania. These results were partially offset by higher non-gaming and table game revenues which benefited from the opening of the new hotel and convention center. Adjusted EBITDA margin decreased to 16.9% for the quarter ended June 30, 2014 from 20.4% in the third quarter of fiscal 2013.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2014	June 30, 2013	Variance	Percentage Variance

Slots:
Handle	$693,303	$774,897	$(81,594)	(10.5%)
Gross revenues	$56,235	$56,600	$(365)	(0.6%)
Net revenues	$56,237	$56,575	$(338)	(0.6%)
Free promotional slot plays (1)	$13,502	$23,327	$(9,825)	(42.1%)
Weighted average number of machines (in units)	2,330	2,332	(2)	(0.1%)
Hold percentage (gross)	8.1%	7.3%	0.8%	11.0%
Win per unit per day (gross) (in dollars)	$265	$267	$(2)	(0.7%)

Table games:
Drop	$55,751	$51,437	$4,314	8.4%
Revenues	$10,514	$10,048	$466	4.6%
Weighted average number of games (in units)	69	66	3	4.5%
Hold percentage (2)	18.9%	19.5%	(0.6%)	(3.1%)
Win per unit per day (in dollars)	$1,675	$1,673	$2	0.1%

Poker:
Revenues	$870	$900	$(30)	(3.3%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$531	$549	$(18)	(3.3%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2014	June 30, 2013	Variance	Percentage Variance

Food and beverage:
Revenues	$7,474	$7,059	$415	5.9%
Meals served	207	209	(2)	(1.0%)
Average price per meal served (in dollars)	$16.54	$15.84	$0.70	4.4%

Hotel (1):
Revenues	$1,305	$—	$1,305	100.0%
Rooms occupied	20	—	20	100.0%
Occupancy rate	94.9%	—	94.9%	100.0%
Average daily room rate (in dollars)	$62	$—	$62	100.0%
Revenue per available room (in dollars)	$58	$—	$58	100.0%

Retail, entertainment and other:
Revenues	$2,708	$2,398	$310	12.9%

(1)	Hotel operations commenced on November 15, 2013.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2014	June 30, 2013	Variance	Percentage Variance
Adjusted EBITDA	$(7,640)	$(5,469)	$(2,171)	(39.7%)
Loss from operations	$(8,042)	$(5,644)	$2,398	42.5%
Operating costs and expenses	$9,591	$5,962	$3,629	60.9%
Net revenues (1)	$1,549	$318	$1,231	387.1%

(1)	Increase represents inter-segment revenues.

The increase in loss from operations resulted from higher operating costs and expenses primarily reflecting increased professional and development related expenditures associated with our pursuit of a Massachusetts casino license.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Adjusted EBITDA For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Net Revenues For the Three Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Mohegan Sun	$63,746	$74,790	$47,088	$57,396	$248,866	$266,699
Mohegan Sun at Pocono Downs	13,012	15,730	9,936	12,435	77,194	77,228
Corporate	(7,640)	(5,469)	(8,042)	(5,644)	1,549	318
Inter-segment revenues	—	—	—	—	(1,273)	—

Total	$69,118	$85,051	$48,982	$64,187	$326,336	$344,245

	Adjusted EBITDA For the Nine Months Ended		Income (Loss) from Operations For the Nine Months Ended		Net Revenues For the Nine Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Mohegan Sun	$177,489	$210,147	$127,459	$158,654	$734,277	$772,571
Mohegan Sun at Pocono Downs	37,042	41,876	26,555	32,441	220,863	221,155
Corporate	(25,530)	(15,888)	(26,676)	(18,743)	3,780	969
Inter-segment revenues	—	—	—	—	(3,078)	—

Total	$189,001	$236,135	$127,338	$172,352	$955,842	$994,695

Other Information

Liquidity

As of June 30, 2014, the Authority held cash and cash equivalents of $71.7 million compared to $63.6 million as of September 30, 2013. As of June 30, 2014, $20.0 million was drawn on the Authority’s $100 million revolving credit facility. As of June 30, 2014, no amounts were drawn on the Authority’s $16.5 million line of credit. As of June 30, 2014, letters of credit issued under the Authority’s revolving credit facility totaled $2.9 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s revolving credit facility, and after taking into account restrictive financial covenant requirements, the Authority had approximately $76.2 million of borrowing capacity under its revolving credit facility and line of credit as of June 30, 2014.

Interest Expense

Interest expense decreased by $6.0 million, or 14.0%, to $36.4 million for the quarter ended June 30, 2014 compared to $42.4 million in the third quarter of fiscal 2013. The reduction in interest expense was attributable to lower weighted average interest rate driven by the Authority’s August and November 2013 refinancing transactions. Weighted average interest rate was 8.2% for the quarter ended June 30, 2014 compared to 10.1% in the third quarter of fiscal 2013. Weighted average outstanding debt was $1.78 billion for the quarter ended June 30, 2014 compared to $1.70 billion in the third quarter of fiscal 2013.

Capital Expenditures

The following table presents data related to capital expenditures (in millions, including capitalized interest):

	Capital Expenditures
	Nine Months Ended June 30, 2014	Remaining Forecasted Fiscal Year 2014	Forecasted Fiscal Year 2014
Mohegan Sun:
Maintenance	$11.8	$5.4	$17.2
Development	3.4	—	3.4

Subtotal	15.2	5.4	20.6
Mohegan Sun at Pocono Downs:
Maintenance	2.8	1.7	4.5

Subtotal	2.8	1.7	4.5
Corporate:
Expansion - Project Sunlight	9.0	—	9.0

Subtotal	9.0	—	9.0

Total	$27.0	$7.1	$34.1

Distributions to the Tribe

Distributions to the Tribe totaled $12.5 million for the quarter ended June 30, 2014 compared to $15.0 million in the third quarter of fiscal 2013. Distributions to the Tribe are anticipated to total $50 million for fiscal 2014.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its third quarter fiscal 2014 operating results on Tuesday, July 29, 2014 at 11:30 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 77488056

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Tuesday, July 29, 2014. This replay will run through August 14, 2014.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 77488056

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended June 30, 2014	For the Three Months Ended June 30, 2013	For the Nine Months Ended June 30, 2014	For the Nine Months Ended June 30, 2013
Revenues:
Gaming	$284,801	$304,582	$837,954	$885,602
Food and beverage	23,273	22,400	68,605	63,404
Hotel	12,160	10,318	34,763	30,363
Retail, entertainment and other	31,542	32,346	87,065	84,521

Gross revenues	351,776	369,646	1,028,387	1,063,890
Less—Promotional allowances	(25,440)	(25,401)	(72,545)	(69,195)

Net revenues	326,336	344,245	955,842	994,695

Operating costs and expenses:
Gaming	171,533	179,537	513,574	525,409
Food and beverage	10,359	10,231	31,207	31,035
Hotel	3,950	3,743	11,744	10,674
Retail, entertainment and other	13,318	11,858	37,446	31,314
Advertising, general and administrative	48,929	48,038	143,740	143,271
Corporate	9,259	5,933	29,551	19,624
Depreciation and amortization	20,070	20,350	60,067	60,465
(Gain) loss on disposition of assets	(64)	144	(12)	277
Severance	—	51	—	29
Pre-opening	—	173	1,187	245

Total operating costs and expenses	277,354	280,058	828,504	822,343

Income from operations	48,982	64,187	127,338	172,352

Other income (expense):
Accretion of discount to the relinquishment liability	(552)	(1,243)	(1,654)	(3,730)
Interest income	1,701	1,533	4,947	4,421
Interest expense, net of capitalized interest	(36,426)	(42,379)	(111,692)	(128,213)
Loss on early extinguishment of debt	(2)	—	(62,277)	(403)
Other income (expense), net	59	53	(819)	(1,732)

Total other expense	(35,220)	(42,036)	(171,495)	(129,657)

Net income (loss)	13,762	22,151	(44,157)	42,695
Loss attributable to non-controlling interests	130	146	421	2,767

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$13,892	$22,297	$(43,736)	$45,462

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Operating Results:
Gross revenues	$351,776	$369,646	$1,028,387	$1,063,890
Net revenues	$326,336	$344,245	$955,842	$994,695
Income from operations	$48,982	$64,187	$127,338	$172,352

Other Data:
Adjusted EBITDA	$69,118	$85,051	$189,001	$236,135
Capital expenditures	$7,823	$18,619	$26,984	$43,221
Cash interest paid	$13,391	$45,997	$97,197	$140,281

Balance Sheet Data:	June 30, 2014	September 30, 2013
Cash and cash equivalents	$71,658	$63,624
Relinquishment liability	$44,819	$74,365
Capital leases	$3,731	$5,440
Long-term debt, including current portion	$1,735,303	$1,682,312

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Operating results:
Gross revenues (in thousands)	$268,786	$287,435	$791,400	$829,068
Net revenues (in thousands)	$248,866	$266,699	$734,277	$772,571
Income from operations (in thousands)	$47,088	$57,396	$127,459	$158,654
Operating margin	18.9%	21.5%	17.4%	20.5%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$63,746	$74,790	$177,489	$210,147
Adjusted EBITDA margin	25.6%	28.0%	24.2%	27.2%

Capital expenditures (in thousands)	$6,986	$8,255	$15,204	$16,821

Weighted average number of units:
Slot machines	5,448	5,530	5,483	5,560
Table games	292	284	288	286
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$290	$314	$285	$302
Table games	$2,685	$2,944	$2,657	$2,893
Poker tables	$592	$606	$644	$651

Hold percentage:
Slot machines (gross)	8.1%	8.2%	8.1%	8.3%
Table games	16.3%	16.3%	15.2%	16.5%

Food and beverage statistics:
Meals served (in thousands)	767	708	2,210	2,047
Average price per meal served	$15.75	$16.38	$16.03	$16.26

Hotel statistics:
Rooms occupied (in thousands)	104	104	311	310
Occupancy rate	97.8%	96.7%	97.0%	96.5%
Average daily room rate	$97	$95	$97	$94
Revenue per available room	$95	$92	$94	$90

Entertainment statistics:
Arena events (in events)	29	26	78	71
Arena tickets (in thousands)	178	174	484	451
Average price per Arena ticket	$55.28	$61.45	$57.08	$56.20

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Operating results:
Gross revenues (in thousands)	$82,688	$81,878	$236,215	$233,794
Net revenues (in thousands)	$77,194	$77,228	$220,863	$221,155
Income from operations (in thousands)	$9,936	$12,435	$26,555	$32,441
Operating margin	12.9%	16.1%	12.0%	14.7%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$13,012	$15,730	$37,042	$41,876
Adjusted EBITDA margin	16.9%	20.4%	16.8%	18.9%

Capital expenditures (in thousands)	$814	$714	$2,808	$3,260

Weighted average number of units:
Slot machines	2,330	2,332	2,331	2,332
Table games	69	66	67	66
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$265	$267	$258	$259
Table games	$1,675	$1,673	$1,655	$1,601
Poker tables	$531	$549	$536	$631

Hold percentage:
Slot machines (gross)	8.1%	7.3%	8.3%	7.6%
Table games	18.9%	19.5%	19.6%	20.0%

Food and beverage statistics:
Meals served (in thousands)	207	209	573	534
Average price per meal served	$16.54	$15.84	$17.19	$16.49

Hotel statistics (1):
Rooms occupied (in thousands)	20	—	47	—
Occupancy rate	94.9%	—	90.4%	—
Average daily room rate	$62	$—	$59	$—
Revenue per available room	$58	$—	$53	$—

(1) Hotel operations commenced on November 15, 2013.

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Capital expenditures (in thousands)	$23	$9,650	$8,972	$23,140
Capitalized interest (in thousands)	$—	$584	$735	$1,067

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income (Loss):

Reconciliations of Adjusted EBITDA to net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Adjusted EBITDA	$69,118	$85,051	$189,001	$236,135
Depreciation and amortization	(20,070)	(20,350)	(60,067)	(60,465)
Gain (loss) on disposition of assets	64	(144)	12	(277)
Severance	—	(51)	—	(29)
Pre-opening	—	(173)	(1,187)	(245)
Loss attributable to non-controlling interests	(130)	(146)	(421)	(2,767)

Income from operations	48,982	64,187	127,338	172,352

Accretion of discount to the relinquishment liability	(552)	(1,243)	(1,654)	(3,730)
Interest income	1,701	1,533	4,947	4,421
Interest expense, net of capitalized interest	(36,426)	(42,379)	(111,692)	(128,213)
Loss on early extinguishment of debt	(2)	—	(62,277)	(403)
Other income (expense), net	59	53	(819)	(1,732)

Net income (loss)	$13,762	$22,151	$(44,157)	$42,695

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended June 30, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$47,088	$16,722	$(64)	$—	$—	$—	$63,746
Mohegan Sun at Pocono Downs	9,936	3,076	—	—	—	—	13,012
Corporate	(8,042)	272	—	—	—	130	(7,640)

Total	$48,982	$20,070	$(64)	$—	$—	$130	$69,118

	For the Three Months Ended June 30, 2013
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$57,396	$17,268	$126	$—	$—	$—	$74,790
Mohegan Sun at Pocono Downs	12,435	3,053	18	51	173	—	15,730
Corporate	(5,644)	29	—	—	—	146	(5,469)

Total	$64,187	$20,350	$144	$51	$173	$146	$85,051

	For the Nine Months Ended June 30, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$127,459	$50,043	$(13)	$—	$—	$—	$177,489
Mohegan Sun at Pocono Downs	26,555	9,299	1	—	1,187	—	37,042
Corporate	(26,676)	725	—	—	—	421	(25,530)

Total	$127,338	$60,067	$(12)	$—	$1,187	$421	$189,001

	For the Nine Months Ended June 30, 2013
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$158,654	$51,380	$259	$(146)	$—	$—	$210,147
Mohegan Sun at Pocono Downs	32,441	8,997	18	175	245	—	41,876
Corporate	(18,743)	88	—	—	—	2,767	(15,888)

Total	$172,352	$60,465	$277	$29	$245	$2,767	$236,135

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, gain or loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, accretion of discount to a relinquishment liability, loss on early extinguishment of debt, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest, depreciation and amortization and reassessment and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, reassessment and accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000